Exhibit 1.A.(8)(w)


                         FORM OF PARTICIPATION AGREEMENT
                                      ----

                                      AMONG

                        RELIASTAR LIFE INSURANCE COMPANY,

                        PILGRIM VARIABLE PRODUCTS TRUST,

                                       AND

                            PILGRIM INVESTMENTS, INC.


         THIS AGREEMENT, dated as of the ____ day of _________, 2000, by and among Reliastar Life Insurance Company and ReliaStar Life Insurance Company of New York (the "Companies"), life insurance companies organized under the laws of the State of Minnesota and New York, respectively, each on its own behalf and on behalf of each separate account of the Companies set forth on Schedule A hereto as may be amended from time to time (such accounts hereinafter collectively referred to as the "Accounts"), Pilgrim Variable Products Trust (the "Trust"), a management investment company and business trust organized under the laws of Arizona, and Pilgrim Investments, Inc.(the "Adviser" and the "Distributor"), a corporation organized under the laws of the State of Arizona.

         WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Trust, Adviser and Distributor ("Participating Insurance Companies");

         WHEREAS, the shares of beneficial interest of the Trust are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

         WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order"), and the parties to this Agreement agree to comply with the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order to the extent applicable to each such party;

         WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Adviser, which serves as investment adviser to the Trust, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

         WHEREAS, the Companies have registered or will register certain variable life insurance contracts (the "Contracts") under the 1933 Act;

         WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by Reliastar Life Insurance Company and Reliastar Life Insurance Company of New York under the insurance laws of the States of Minnesota and New York, respectively, to set aside and invest assets attributable to the Contracts;

         WHEREAS, the Companies have registered the Accounts as unit investment trusts under the 1940 Act;


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


         WHEREAS, the Companies have issued or will issue certain variable life insurance contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

         WHEREAS, the Distributor, which serves as distributor to the Trust, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Companies intend to purchase shares in the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Distributor is authorized to sell such shares to the Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Companies, the Trust, the Adviser, and the Distributor agree as follows:

ARTICLE I. Sale of Trust Shares

         1.1. The Trust agrees to sell to the Companies those shares of the Designated Portfolios that each Account or the appropriate subaccount of each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Companies will be the designees of the Trust for receipt of such orders from each Account or the appropriate subaccount of each Account and receipt by such designee will constitute receipt by the Trust; provided that the Trust receives notice of such order by 10:00 a.m. Eastern Time on the next following business day ("T+1"). "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

         1.2. The Companies will pay for Trust shares on T+1 that an order to purchase Trust shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. This wire transfer will be initiated by 12:00 p.m. Eastern Time.

         1.3. The Trust agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates its Designated Portfolio net-asset value pursuant to rules of the SEC and the Trust shall use reasonable efforts to calculate such net asset value on each day the New York Stock Exchange is open for trading; provided, however, that the Board of Trustees of the Trust (the "Trust Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trust Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.4. On each Business Day on which the Trust calculates its net asset value, the Companies will aggregate and calculate the net purchase or redemption orders for each Account or the appropriate subaccount of each Account maintained by the Trust in which contract owner assets are invested. Net orders will only reflect orders that the Companies have received prior to the close of regular trading on the New York Stock Exchange, Inc. (the "NYSE") (currently 4:00 p.m., Eastern Time) on that Business Day. Orders that the Companies have received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by the Companies will constitute a representation that such orders were received by each prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information of the relevant Designated Portfolio or with oral or written instructions that the Distributor or the Trust will forward to the Companies from time to time.

         1.5. The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under


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


applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold to the general public except as set forth in this Section 1.5.

         1.6. The Trust agrees to redeem for cash, upon the Companies' request, any full or fractional shares of the Trust held by the Companies, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Trust or its agent of the request for redemption. For purposes of this Section 1.6, the Companies will be the designees of the Trust for receipt of requests for redemption from each Account or the appropriate subaccount of each Account and receipt by such designee will constitute receipt by the Trust, provided the Trust receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Companies' account as designated by the Companies in writing from time to time, on the same Business Day the Trust receives notice of the redemption order from the Companies. The Trust reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Companies alone will be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

         1.7. The Companies agree to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

         1.8. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Companies or any Account. Purchase and redemption orders for Trust shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.9. The Trust will furnish same day notice (by telecopier, followed by written confirmation) to the Companies of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Companies hereby elect to receive all such dividends and distributions as are payable on the Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Trust will notify the Companies of the number of shares so issued as payment of such dividends and distributions. The Companies reserve the right to revoke this election upon reasonable prior notice to the Trust and to receive all such dividends and distributions in cash.

         1.10. The Trust will make the net asset value per share for each Designated Portfolio available to the Companies on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m., Eastern Time, but in no event later than 7:00 p.m., Eastern Time, each business day.

         1.11. Any error in the calculation of the net asset value, dividend and capital gain information greater than or equal to $0.01 per share of the Trust's shares, shall be reported immediately upon discovery to the Companies. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share for the Trust. Any such notice will state for each day for which an error occurred the incorrect price, the correct price and, to the extent communicated to the Trust's shareholders, the reason for the price change. The Companies may send this notice or a derivation thereof (so long as such derivation is approved in advance by the Distributor or the Adviser) to contractowners whose accounts are affected by the price change. The parties will negotiate in good faith to develop a reasonable method for effecting such adjustments. The Trust shall provide the Companies, on behalf of the Account or the appropriate subaccount of each Account, with a prompt adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.

         1.12.

                  (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Companies shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts and funding vehicles other than those listed on Schedule B to this Agreement may be available for the investment of the cash value of the Contracts.

                  (b) The Companies shall not, without prior notice to the Advisor and the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

                  (c) The Companies shall not, without prior notice to the Advisor and the Distributor (unless otherwise required by applicable law), induce Contract owners to change or modify the Trust or change the Trust's distributor or investment adviser.

                  (d) The Companies shall not, without prior notice to the Trust, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board of Trustees of the Trust.

ARTICLE II. Representations and Warranties

         2.1. The Companies represent and warrant that the Contracts are or will be registered under the 1933 Act; and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements. The Companies further represent and warrant that each is an insurance company duly organized and in good standing under applicable law and that each has legally and validly established each Account as a separate account under applicable state law and has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that each will maintain such registration for so long as any Contracts are outstanding. The Companies will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Companies will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Companies.

         2.2. The Companies represent that the Contracts are currently and at the time of issuance will be treated as endowment or life insurance contracts under applicable provisions of the Internal Revenue Code, and that each will make every effort to maintain such treatment and that each will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.3. The Companies represent and warrant that they will not purchase shares of the Designated Portfolios with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

         2.4. The Trust and the Adviser represent and warrant that Trust shares of the Designated Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and will remain registered under the 1940 Act for as long as such shares of the Designated Portfolios are outstanding. The Trust will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust will register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

         2.5. The Trust and the Adviser represent that the Trust is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Companies immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.6. The Trust and the Adviser represent and warrant that in performing the services described in this Agreement, the Trust will comply with all applicable laws, rules and regulations. The Trust and the Adviser make


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


no representation as to whether any aspect of the Trust's operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Trust and the Distributor agree that upon request they will use their best efforts to furnish the information required by state insurance laws so that the Companies can obtain the authority needed to issue the Contracts in the various states.

         2.7. The Trust currently does not intend nor does the Distributor currently intend for the Trust to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it reserves the right to make such payments in the future. To the extent that a decision is made to finance distribution expenses pursuant to Rule 12b-1 the Trust and the Distributor undertake to have the Trust Board formulate and approve any plan under Rule 12b-1 to finance distribution expenses in accordance with the 1940 Act.

         2.8. The Distributor represents and warrants that it will distribute the Trust shares of the Designated Portfolios in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

         2.9. The Trust and the Adviser represent that the Trust is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

         2.10. The Distributor represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Trust in accordance in all material respects with any applicable state and federal securities laws.

         2.11. The Trust and the Distributor represent and warrant that all of their trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Trust are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III. Prospectuses and Proxy Statements; Voting

         3.1. The Trust or the Distributor will provide the Companies, at the Trust's or its affiliate's expense, with as many copies of the current Trust prospectus for the Designated Portfolios as the Companies may reasonably request for distribution, at the Companies' expense, to prospective contractowners and applicants. The Trust or the Distributor will provide, at the Trust's or its affiliate's expense, as many copies of said prospectus as necessary for distribution, at the Companies' expense, to existing contractowners. The Trust or the Distributor will provide the copies of said prospectus to the Companies or to each Companies' mailing agent. If requested by the Companies in lieu thereof, the Trust or the Distributor will provide such documentation, including a computer diskette or a final copy of a current prospectus set in type at the Trust's or its affiliate's expense, and such other assistance as is reasonably necessary in order for the Companies at least annually (or more frequently if the Trust prospectus is amended more frequently) to have the Trust's prospectus and the prospectuses of other mutual funds in which assets attributable to the Contracts may be invested printed together in one document, in which case the Trust or its affiliate will bear its reasonable share of expenses as described above, allocated based on the proportionate number of pages of the Trust's and other fund's respective portions of the document.

         3.2. The Trust or the Distributor will provide the Companies, at the Trust's or its affiliate's expense, with as many copies of the statement of additional information as the Companies may reasonably request for distribution, at the Companies' expense, to prospective contractowners and applicants. The Trust or the Distributor will provide, at the Trust's or its affiliate's expense, as many copies of said statement of additional information as necessary for distribution, at the Companies' expense, to any existing contractowner who requests such statement or whenever state or federal law otherwise requires that such statement be provided. The Trust or the Distributor will provide the copies of said statement of additional information to the Companies or to each Companies' mailing agent.


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


         3.3. The Trust or the Distributor, at the Trust's or its affiliate's expense, will provide the Companies or each Companies' mailing agent with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Companies will reasonably require. The Companies will distribute this proxy material, reports and other communications to existing contract owners and tabulate the votes.

         3.4. If and to the extent required by law the Companies will:

                  (a) solicit voting instructions from contractowners;

                  (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from contractowners; and

                  (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Companies' contractowners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. Except as set forth above, the Companies reserve the right to vote Trust shares held in any segregated asset account in each Companies' own right, to the extent permitted by law. The Companies will be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order.

         3.5. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Trust either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends to comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

         4.1. The Distributor will provide the Companies on a timely basis with investment performance information for each Designated Portfolio in which the Companies maintain a subaccount of the Account, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten year (or life of the Trust) periods. The Companies may, based on the SEC mandated information supplied by the Distributor, prepare communications for contractowners ("Contractowner Materials"). The Companies will provide copies of all Contractowner Materials concurrently with their first use for the Distributor's internal recordkeeping purposes. It is understood that neither the Distributor nor any Designated Portfolio will be responsible for errors or omissions in, or the content of, Contractowner Materials except to the extent that the error or omission resulted from information provided by or on behalf of the Distributor or the Designated Portfolio. Any printed information that is furnished to the Companies pursuant to this Agreement other than each Designated Portfolio's prospectus or statement of additional information (or information supplemental thereto), periodic reports and proxy solicitation materials is the Distributor's sole responsibility and not the responsibility of any Designated Portfolio or the Trust. The Companies agree that the Portfolios, the shareholders of the Portfolios and the officers and governing Board of the Trust will have no liability or responsibility to the Companies in these respects.

         4.2. The Companies will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Trust shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in published reports for the Trust which are in the public domain or approved by the Trust or the Distributor for distribution, or in sales literature or other material provided by the Trust, Adviser or by the Distributor, except with permission of the Distributor. Any piece of sales literature or other promotional material intended to be used by the Companies which require the


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permission of the Distributor prior to use will be furnished by Companies to the
Distributor, or its designee, at least ten (10) business days prior to its use. No such material will be used if the Distributor reasonably objects to such use within five (5) business days after receipt.

Nothing in this Section 4.2 will be construed as preventing the Companies or each Companies' employees or agents from giving advice on investment in the Trust.

         4.3. The Trust, the Adviser or the Distributor will furnish, or will cause to be furnished, to the Companies or each Companies' designee, each piece of sales literature or other promotional material in which the Companies or each Companies' Account is named, at least ten (10) business days prior to its use. No such material will be used if the Companies reasonably object to such use within five (5) business days after receipt of such material.

         4.4. The Trust, the Adviser and the Distributor will not give any information or make any representations or statements on behalf of the Companies or concerning the Companies, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Companies for distribution to contractowners, or in sales literature or other material provided by the Companies, except with permission of the Companies. The Companies agree to respond to any request for approval on a prompt and timely basis.

         4.5. The Trust will provide to the Companies at least one complete copy of all registration statements, prospectuses, statements of additions information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

         4.6. The Companies will each provide to the Trust at least one complete copy of all registration statements, prospectuses or statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisements sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

         4.8. The Trust and the Distributor hereby consent to the Companies' use of the names Pilgrim Variable Products Trust, Pilgrim Investments, Inc., the portfolio names designated on Schedule B or other designated names as may be used from time to time in connection with the marketing of the Contracts, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will terminate with the termination of this Agreement.

ARTICLE V. Fees and Expenses

         5.1. The Trust, the Adviser and the Distributor will pay no fee or other compensation to the Companies under this Agreement except if the Trust or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Trust may make payments to the Companies or to the underwriter for the Contracts if and in such amounts agreed to by the Trust in writing.


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


         5.2. All expenses incident to performance by the Trust of this Agreement will be paid by the Trust to the extent permitted by law. The Trust will bear the expenses for the cost of registration and qualification of the Trust's shares; preparation and filing of the Trust's prospectus, statement of additional information and registration statement, proxy materials and reports; setting in type and printing the Trust's prospectus; setting in type and printing proxy materials and reports by it to contractowners (including the costs of printing a Trust prospectus that constitutes an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Trust's shares; any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and all other expenses set forth in Article III of this Agreement. All expenses incident to the distribution and tabulation of the Trust's proxy materials will be paid by the Trust, except postage which will be paid by the Companies.

ARTICLE VI. Diversification and Qualification

         6.1. The Adviser will ensure that the Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable insurance contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable insurance, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Trust, it will take all reasonable steps: (a) to notify the Companies of such breach; and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

         6.2. The Trust and the Adviser represent that the Trust is or will be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Companies immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         6.3. The Companies represent that the Contracts are currently, and at the time of issuance shall be, treated as life insurance contracts, under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment, and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Companies agree that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Internal Revenue Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. Potential Conflicts

         7.1. The Trust Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust Board shall promptly inform the Companies if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. The Companies will report any potential or existing conflicts of which it is aware to the Trust Board. The Companies will assist the Trust Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Trust Board with all information reasonably necessary for the Trust Board to consider any issues raised. This includes, but is not limited to, an obligation by the Companies to inform the Trust Board whenever Contract owner voting instructions are disregarded.

         7.3. If it is determined by a majority of the Trust Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Companies and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trust Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and
(2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by the Companies to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote; the Companies may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust Board. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Trust shall continue to accept and implement orders by the Companies for the purchase (and redemption) of shares of the Trust.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Companies conflicts with the majority of other state regulators, then the Companies will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Trust Board informs the Companies in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust Board. Until the end of the foregoing six month period, the Trust shall continue to accept and implement orders by the Companies for the purchase (and redemption) of shares of the Trust.

         7.6. For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Trust Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Companies shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trust Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Companies will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust Board informs the Companies in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Trust Board.

         7.7. If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of
this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

         8.1. Indemnification By The Companies

                  (a) The Companies agree to indemnify and hold harmless the Trust, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Trust, the Adviser or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Companies) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                           (1) arise out of or are based upon any untrue
                  statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Companies by the Trust, the Adviser or the Distributor for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                           (2) arise out of or as a result of statements or
                  representations by or on behalf of the Companies or wrongful conduct of the Companies or persons under each Companies' control, with respect to the sale or distribution of the Contracts or Trust shares; or

                           (3) arise out of any untrue statement or alleged
                  untrue statement of a material fact contained in the Trust registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Companies or persons under each Companies' control; or

                           (4) arise as a result of any failure by the Companies
                  to provide the services and furnish the materials under the terms of this Agreement; or

                           (5) arise out of any material breach of any
                  representation and/or warranty made by the Companies in this Agreement or arise out of or result from any other material breach by the Companies of this Agreement;

         except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Companies otherwise may have.

                  (b) No party will be entitled to indemnification under Section 8.1(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

                  (c) The Indemnified Parties promptly will notify the Companies of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

         8.2. Indemnification By the Adviser and the Distributor

                  (a) The Adviser and the Distributor, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Companies and each person, if any, who controls or is associated with the Companies within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                           (1) arise out of or are based upon any untrue
                  statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Trust or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or the Trust by or on behalf of the Companies for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature of the Trust (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                           (2) arise out of or as a result of statements or
                  representations or wrongful conduct of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor respectively, with respect to the sale of the Trust shares; or

                           (3) arise out of any untrue statement or alleged
                  untrue statement of a material fact contained in a registration statement, prospectus or statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Companies by the Adviser, the Trust or the Distributor or persons under the control of the Adviser or the Distributor; or

                           (4) arise as a result of any failure by the Adviser
                  or the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

                           (5) arise out of or result from any material breach
                  of any representation and/or warranty made by the Adviser or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser the Trust or the Distributor;

         except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or the Distributor otherwise may have.

                  (b) No party will be entitled to indemnification under Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

                  (c) The Indemnified Parties will promptly notify the Adviser and the Distributor of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the account.

         8.3. Indemnification By the Trust

                  (a) The Trust agrees to indemnify and hold harmless the Companies and each of its directors and officers and each person, if any, who controls the Companies within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust's Board of Trustees), or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                           (1) arise as a result of any failure by the Trust to
                  provide the services and furnish the materials required to be provided or furnished by it under the terms of this Agreement (including a failure to comply with the diversification and other qualification requirements applicable to the Trust specified in Article VI); or

                           (2) arise out of or result from any material breach
                  of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

                  (b) No party will be entitled to indemnification under Section 8.3(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

                  (c) The Indemnified Parties will promptly notify the Trust of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the account.

         8.4. Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX. Applicable Law

         9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Arizona.

         9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X. Termination

         10.1. This Agreement will terminate:

                  (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon sixty (60) days' advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

                  (b) at the option of the Companies, upon receipt of the Companies' written notice by the other parties, with respect to any Designated Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Companies; or

                  (c) at the option of the Companies, upon receipt of the Companies' written notice by the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or Federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Companies; or

                  (d) at the option of the Trust, upon receipt of the Trust's written notice by the other parties, upon institution of formal proceedings against the Companies by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Companies' duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Trust shares, provided that the Trust determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Companies' ability to perform its obligations under this Agreement; or

                  (e) at the option of the Companies, upon receipt of the Companies' written notice by the other parties, upon institution of formal proceedings against the Trust, Adviser or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Companies determine in each Companies' sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Trust's or the Distributor's ability to perform its obligations under this Agreement; or

                  (f) at the option of the Companies, upon receipt of the Companies' written notice by the other parties, if the Trust ceases to qualify as a Regulated Investment Companies under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Companies reasonably and in good faith believe that the Trust may fail to so qualify; or

                  (g) at the option of the Companies, upon receipt of the Companies' written notice by the other parties, with respect to any Designated Portfolio if the Trust fails to meet the diversification requirements specified in Article VI hereof or if the Companies reasonably and in good faith believe the Trust may fail to meet such requirements; or

                  (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty (30) days of said notice; or

                  (i) at the option of the Companies, if the Companies determine in each Companies' sole judgment exercised in good faith, that either the Trust, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Companies, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

                  (j) at the option of the Trust or the Distributor, if the Trust or the Distributor respectively, determines in its sole judgment exercised in good faith, that the Companies have suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or are the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

                  (k) at the option of the Companies or the Trust upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Designated Portfolio shares of the Trust in accordance with the terms of the Contracts for which those Designated Portfolio shares had been selected to serve as the underlying investment media.

         The Companies will give sixty (60) days' prior written notice to the Trust of the date of any proposed vote or other action taken to replace the Trust's shares; or

                  (l) at the option of the Companies or the Trust upon a determination by a majority of the Trust Board, or a majority of the disinterested Trust Board members, that an irreconcilable material conflict exists among the interests of: (1) all contractowners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Trust as set forth in Article VII of this Agreement; or

                  (m) at the option of the Trust in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

         10.2. Notice Requirement. No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

         10.3. Effect of Termination. Notwithstanding any termination of this Agreement, the Trust and the Distributor will, at the option of the Companies, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ( hereinafter referred to as "Existing Contracts.") . Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolios (as in effect on such date), redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing Contracts.

         10.4. Surviving Provisions. Notwithstanding any termination this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 12.7 will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

         11.1. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Trust:       Pilgrim Variable Products Trust
                                40 North Central Avenue, Suite 1200
                                Phoenix, AZ 85004
                                Attn: ______________________


         If to the Companies:   Reliastar Life Insurance Company
                                Reliastar Life Insurance Company of New York
                                20 Washington Avenue South
                                Minneapolis, MN 55401
                                ATTN: Variable Counsel


         If to Adviser and      Pilgrim Investments, Inc.
         Distributor:           40 North Central Avenue, Suite 1200
                                Phoenix, AZ 85004
                                Attn: ______________________


ARTICLE XII. Miscellaneous

         12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the directors, trustees, officers, partners, employees, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. No Portfolio or series of the Trust will be liable for the obligations or liabilities of any other Portfolio or series.

         12.2. The Trust, the Adviser and the Distributor acknowledge that the identities of the customers of the Companies or any of their affiliates (collectively the "Company Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Companies' performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Trust, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Trust, the Adviser or the Distributor from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Trust, the Adviser or the Distributor, the Trust, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Companies' prior written consent; or (b) as required by law or judicial process. The Companies acknowledge that the identities of the customers of the Trust, the Adviser, the Distributor or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Adviser Protected Parties or any of their employees or agents in connection with the Trust's, the Adviser's or the Distributor's performance of their respective duties under this Agreement are the valuable property of the Adviser Protected Parties. The Companies agree that if either comes into possession of any list or compilation of the identities of or other information about the Adviser Protected Parties' customers, or any other information or property of the Adviser Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Companies from information supplied to them by the Adviser Protected Parties' customers who also maintain accounts directly with the Companies, the Companies will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Trust's, the Adviser's or the Distributor's prior written consent; or
(b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

         12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

         12.5. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

         12.6. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

         12.7. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Trust or the Distributor, the Companies agree to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Trust or the Distributor, as the case may be. The Trust agrees that the Companies will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

         12.8. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

         12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Trust or other applicable terms of this Agreement.

         12.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

         12.11. If Trust is a Massachusetts Business Trust - The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this agreement, will be satisfied solely out of the assets of the Trust and that no trustee, officer, agent or holder of shares of beneficial interest of the Trust will be personally liable for any such liabilities.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below:

                                            RELIASTAR LIFE INSURANCE COMPANY:

                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------

                                            Date:
                                                  ---------------------------

                                            RELIASTAR LIFE INSURANCE COMPANY
                                            OF NEW YORK:

                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------

                                            Date:
                                                  ------------------------------

                                            PILGRIM VARIABLE PRODUCTS TRUST:

                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------

                                            Date:
                                                  ------------------------------


                                            PILGRIM INVESTMENTS, INC:

                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------

                                            Date:
                                                  ------------------------------

                                   SCHEDULE A
                        CONTRACTS AND SEPARATE ACCOUNT(S)

1. RELIASTAR LIFE INSURANCE COMPANY

SEPARATE ACCOUNT(S):

         Reliastar Select Variable Account
         Reliastar Select* Life Variable Account

CONTRACT(S):

         Select Life II Flexible Premium Variable Life Insurance Policy
         Select Life III Flexible Premium Variable Life Insurance Policy
         Flex Design Flexible Premium Variable Life Insurance Policy
         Variable Accumulation Design Survivorship Variable Universal Life
          Insurance Policy
         Variable Estate Design Survivorship Variable Universal Life Insurance
          Policy
         Variable Estate Design Survivorship Variable Universal Life Insurance
          Policy Reliastar Capital Series

2. RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

SEPARATE ACCOUNT(S):

         Reliastar Life Insurance Company of New York Variable Life Separate
          Account I
         Reliastar Life Insurance Company of New York Variable Life Separate
          Account II

CONTRACT(S):

         Select Life* NY Flexible Premium Variable Life Insurance Policy Select Life II Flexible Premium Variable Life Insurance Policy


                                      -A1-

                                   SCHEDULE B
                         PILGRIM VARIABLE PRODUCTS TRUST
                              DESIGNATED PORTFOLIOS

PORTFOLIOS:

         VP Growth Opportunities Portfolio
         VP Growth and Value Portfolio
         VP High Yield Portfolio
         VP Individual Value Portfolio
         VP Magna Cap Portfolio
         VP Mid Cap Opportunities Portfolio
         VP Research Enhanced Index Portfolio
         VP Small Cap Opportunities Portfolio




Schedule Date: ________________________, 2001


                                      -B1-